UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017 (May 9, 2017)

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, Ca. 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director for Any Reason Other than Disagreement with the Company.

On May 9, 2017, Andrew K. Rooke notified MRI Interventions, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”), effective immediately. Having served as a director of the Company since July 2011, Mr. Rooke elected to step down from the Board voluntarily to give a new director candidate, R. John Fletcher, who has extensive public company board experience, the opportunity to serve as a member of the Board. Accordingly, Mr. Rooke’s resignation was not the result of any disagreement with management, the Company or its operations, policies or practices.

In recognition of the contributions made by Mr. Rooke as a director of the Company, the Board’s Compensation Committee accelerated the vesting of the option to purchase 500 shares awarded to Mr. Rooke on June 8, 2016 under the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”). The Compensation Committee also extended the option exercise period through May 9, 2019 for this stock option, as well as for the following stock options previously awarded to Mr. Rooke under the Director Compensation Plan: (i) the purchase of 500 shares awarded on June 5, 2015; (ii) the purchase of 500 shares awarded on June 4, 2014; (iii) the purchase of 500 shares awarded on June 14, 2013; and (iv) the purchase of 1,125 shares awarded on April 13, 2012.

(d)	Election of New Director.

On May 9, 2017, the Board, with the recommendation of the Corporate Governance and Nominating Committee, elected R. John Fletcher to serve as a director of the Company, effective immediately, until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Fletcher founded Fletcher Spaght in 1983 where he leads both the consulting practice and venture capital activities, with analytical insights and creative solutions derived from his years of experience with clients, portfolio companies and the investment community. Mr. Fletcher works across Fletcher Spaght’s practice groups, with a focus on healthcare. He has particular interests in devices, specifically in cardiology, cardiac surgery, and orthopedics, as well as in biopharma and healthcare IT. Prior to founding Fletcher Spaght, Mr. Fletcher was a Senior Manager at The Boston Consulting Group, advising a broad range of companies in healthcare and high technology industries. Mr. Fletcher serves on the Board of Directors of Spectranetics, Axcelis and Metabolon. He is Chairman of the Corporate Collaboration Council at the Thayer School of Engineering/Tuck School of Business at Dartmouth College and serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University, and a BBA in Marketing from George Washington University. He was an Instructor for courses in international business and a PhD Candidate at the Wharton School of the University of Pennsylvania. He served as a Captain and jet pilot in the U.S. Air Force, and continues to be active in aviation.

In accordance with the Company’s Director Compensation Plan, Mr. Fletcher will be entitled to receive a $15,000 annual retainer for service as a Board member, a $1,000 fee per Board meeting attended in person and a $500 fee per Board meeting attended via telephone. Additionally, Mr. Fletcher will receive a supplemental annual retainer in the event he is appointed to serve as a member of a committee of the Board.

In connection with his election to the Board and pursuant to the terms of the Director Compensation Plan, Mr. Fletcher will be granted an option purchase 1,125 shares of the Company’s common stock. The shares subject to such stock option will vest in equal annual installments over three years. In addition, pursuant to the Director Compensation Plan, on the day following each annual meeting of stockholders in which he is elected or is then serving as a director, Mr. Fletcher will receive an option to purchase 500 shares of the Company’s common stock. Such stock options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The Company will also enter into its standard form of indemnification agreement with Mr. Fletcher (the “Indemnification Agreement”), upon the effectiveness of his election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Fletcher, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any of subsidiary of the Company or any other company or enterprise to which the he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Fletcher and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Fletcher and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Fletcher and the Company.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2017, the Company issued a press release with respect to the election of Mr. Fletcher to the Board and Mr. Rooke’s resignation therefrom. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement, previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and incorporated herein by reference.
99.1	Press Release dated May 11, 2017.